Michael L. Wilson, President and CEO May 21, 2013 Federal Home Loan Bank of Seattle Q1 2013 Earnings Call

Q1 2013 Earnings Call Forward Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties. Actual financial performance and condition, as well as other actions, including those relating to the Consent Arrangement, may differ materially from that expected or implied in forward-looking statements because of many factors. Such factors may include, but are not limited to, changes in general economic and market conditions (including effects on, among other things, U.S. debt obligations and mortgage-related securities), demand for advances, changes in the bank's membership profile or the withdrawal of one or more large members, shifts in demand for the bank’s products and consolidated obligations, regulatory and legislative actions and approvals (including those of the Federal Housing Finance Agency), business and capital plan and policy adjustments and amendments, competitive pressure from other Federal Home Loan Banks and alternative funding sources, the bank’s ability to meet adequate capital levels, accounting adjustments or requirements (including changes in assumptions and estimates used in the bank's financial models), interest-rate volatility, changes in projected business volumes, the bank's ability to appropriately manage its cost of funds, the cost-effectiveness of the bank's funding, changes in the bank's management and Board of Directors, and hedging and asset-liability management activities. Additional factors are discussed in the Seattle Bank's most recent annual report on Form 10-K and quarterly report on Form 10-Q. The Seattle Bank does not undertake to update any forward-looking statements made in this presentation. 2

Q1 2013 Earnings Call Q1 2013 Financial Results Core Mission Activity Analysis Heard in Washington, D.C. Managing Interest-Rate Risk Our Priorities in 2013 Q&A Today’s Agenda 3

Q1 2013 Financial Results 4

$15.7 million of net income for Q1 2013 Q1 2013 Earnings Call Financial Condition Continues to Improve 5 ($ thousands) As of 3/31/2013 As of 12/31/2012 As of 9/30/2010 Retained Earnings $243,945 $228,236 $76,835 AOCL ($123,237) ($226,468) ($770,317) MVE/PVCS Ratio 100.15% 95.10% 67.80% For the Three Months Ended 3/31/2013 3/31/2012 Return on PVCS 2.31% 1.86% Average Annual One-Month LIBOR 0.20% 0.26% CMA Assets to Total Assets 34.06% 32.24% Abbreviations: AOCI/L: Accumulated other comprehensive income / loss MVE: Market value of equity PVCS: Par value of capital stock CMA: Core mission activity

0% 20% 40% 60% 80% 100% 120% Q1 :20 09 Q1 :20 10 Q1 :20 11 Q1 :20 12 Q1 :20 13 0 50 100 150 200 250 300 Retained Earnings MVE / PVCS Q1 2013 Earnings Call MVE / PVCS and Retained Earnings (Q1 2009 to Present) 6 $ millions

Core Mission Activity Analysis

Q1 2013 Earnings Call Our regulator, the Federal Housing Finance Agency (FHFA), has requested that each FHLBank develop a draft addendum to its most recent strategic plan identifying an appropriate benchmark for its core mission activity (CMA) assets to total assets ratio and the steps it can take to achieve its benchmark. What is driving this request? • FHFA Acting Director Ed DeMarco desires to ensure that the FHLBanks are making proper use of their access to favorable funding by virtue of their status as GSEs. • FHFA's perspective is that support of housing is our reason for existence. This submission is due in two phases: • June 30, 2013: Deadline for submission of initial assessment of an FHLBank's CMA assets ratio and prudential acquired member assets (AMA) limit. This submission is intended to serve as a basis for further discussions between the FHFA and the FHLBank. • October 31, 2013: Deadline for the FHLBank's complete submission, including its: CMA asset ratio benchmark, a prudential AMA limit, the steps the FHLBank will take to achieve its benchmark, and the period of time required to achieve the benchmark. Request of the Federal Housing Finance Agency 8

Q1 2013 Earnings Call Currently, we include: • Advances, the most prominent form of CMA assets • Housing finance agency bond investments • Letters of credit (LOCs) • Whole-loan mortgage holdings Those four asset categories account for 34.06% of our total assets What is a Core Mission Activity? 9

Q1 2013 Earnings Call CMA should also include: • Liquid assets to meet advance demand, which are especially relevant to our mission of being a stable and reliable source of liquidity and funding if our access to the capital markets is restricted due to market conditions • Access we provide members to the secondary market through a product like MPF Xtra • Support for affordable housing through our Affordable Housing Program (AHP) grants and Home$tart funds • Investments that support housing finance (mortgage-backed securities) and economic development and job creation and preservation (Export-Import Bank guaranteed bonds) Increasing CMA ratio should not supplant the FHLBanks’ obligations to maintain sufficient earning assets to: • Rebuild retained earnings to safeguard members’ invested capital • Provide the ability to pay a dividend to members for their investment in their FHLBank But Our Mission is Arguably Larger 10

Q1 2013 Earnings Call The FHLBank System was established as a reserve system to support S&Ls, which lacked access to the Federal Reserve System. The housing component stemmed from the primary collateral on S&L balance sheets. 1989: FIRREA was a response to the S&L crisis that fundamentally altered the FHLBank System. • Expanded membership to include commercial banks • Established the 10% test for membership (10% of member assets must be residential mortgages) • Eliminated the FHLBanks' regulatory function and established the Office of Thrift Supervision • Established affordable housing goals 1999: Gramm-Leach-Bliley (GLB) Act • Expanded membership by creating a new category of financial institutions, Community Financial Institutions (CFIs), which are exempt from the 10% test • Expanded eligible collateral for CFIs to include small business, farmland, and agriculture loans 2008: Housing and Economic Recovery Act (HERA) • Expanded membership to include Community Development Financial Institutions (CDFIs) • Acknowledged mission to include liquidity, affordable housing, and community development Congressional Actions Support a Mission Beyond Housing 11

Q1 2013 Earnings Call Regulatory and Congressional Mission-Related Statements and Actions Finance Board Chairman Ronald Rosenfeld’s statement on 3/24/2008, regarding expanding mortgage-backed investment authority to 600% of FHLBank capital: “The Federal Home Loan Bank System plays a vital role in helping to finance homeownership and strengthening the economy at large. Increasing the agency MBS investment authority for the Banks is another way in which the system can perform its traditional mission.” Representative Kanjorski’s floor statement on 7/23/2008, regarding HERA (H.R. 3221): "H.R. 3221 further includes several important provisions that will enable the Federal Home Loan Bank system to accomplish more in the broad areas of economic development, community development, public finance and public infrastructure…” “Specifically, we have added economic and community development language to the System's mission in guiding the new Deputy Director.” 12

Q1 2013 Earnings Call This issue is particularly important to the Seattle Bank for several reasons: • Using a narrow definition of advances, mortgages, HFA bonds, and LOCs, we have the lowest CMA ratio of the 12 FHLBanks, as a result of our financial challenges and the demographics of our membership base. • The composition of our balance sheet determines the speed of our return to "normal operations." • A restrictive view of our mission—especially one that is primarily or solely focused on housing finance—could impact our ability to serve the diverse needs of all our members. Our submission to the FHFA will be thoughtful and will consider all these factors. We will keep you informed of the dialogue we expect to have with our regulator between now and late October. Why This Matters 13

Heard in Washington, D.C. 14

Q1 2013 Earnings Call The Federal Home Loan Banks (FHLBanks) are member-owned cooperatives, chartered by Congress in 1932 to provide funding for savings and loans, our country's primary source of housing finance at the time. As the financial industry and housing finance system evolved, so did the FHLBanks' mission. Today, in addition to supporting housing finance, the FHLBanks provide funding for affordable housing and economic development and are critical to the ongoing success of their members, which now include commercial banks, credit unions, thrifts, and insurance companies. As Congress considers comprehensive housing finance reform, it should ensure the FHLBanks' continued ability to effectively fulfill their mission and leverage this system that has worked so well, for so long, in a new housing finance structure. • Preserve the FHLBanks’ role in supporting housing finance, community and economic development, and our community financial institutions. • Recognize that the FHLBanks fulfill their mission through lending to financial institutions and investing in assets that help to sustain housing, jobs, and economic development. • Ensure equal access to funding for all FHLBank members. • Maintain the regional FHLBank structure responsive to the diverse housing and economic needs across the United States. • Preserve the FHLBanks’ role in meeting affordable housing needs. Public Policy Priorities 15

Managing Interest-Rate Risk

Q1 2013 Earnings Call Interest-Rate Risk Management 17

Q1 2013 Earnings Call Low Rates: High deposit balances at low (or no) cost reduce perceived need for wholesale alternatives. • "A sudden spike in yields and volatilities could trigger a disorderly adjustment, and potentially create outsized risks.” – FSOC report quoted in 4/25/13 WSJ article • Analysts expect rates will remain low—until they rise. • The volume of “true core deposits” makes estimating their duration unreliable. • Advances are a duration-certain funding source. Regulatory Bias: Subjectively defined “wholesale” funding makes institutions susceptible to liquidity runs. • [Fed Governor] Tarullo has raised a concern that "large amounts of short-term, non-deposit, runnable funding have gone unaddressed." – American Banker 4/25/13 • Not all wholesale funding is created equal. Advances have demonstrated their reliability throughout the financial crisis, unlike other wholesale funding alternatives. Limited Leverage Opportunities: • Extension risk associated with increasing asset duration encourages short-term, low-yielding investments. • Advances provide the opportunity to hedge interest-rate exposure to satisfy risk appetite while continuing to generate appropriate returns on capital. Environmental Challenges in Interest-Rate Risk Management 18

Q1 2013 Earnings Call Bullet and Amortizing Advances • In laddered funding structures, affords prepayment protection and matching of cash flows, and can mitigate interest-rate risk Symmetrical Advance • Allows a borrower to prepay the advance—and realize a gain—if interest rates rise to levels greater than those that existed when the advance was originated • Terms from one to 30 years; minimum advance – $5.0 million (per note) Forward Settling Advance • Allows a borrower to hedge future rate volatility by locking in current interest rates, without taking settlement of the advance until some designated point in the future • Terms from one to 30 years or longer; minimum advance – $1.0 million (per note) Capped Floating-Rate Advance • Allows a borrower to benefit from lower borrowing costs should interest rates decline, while offering protection against a significant increase in interest rates • Terms typically from one to five years, minimum advance – $5.0 million (potential to partner with another member to meet the $5.0 million minimum) Advances for Managing through an Uncertain Time 19

Federal Home Loan Bank Seattle
Q1 2013 Earnings Call

Other Seattle Bank Tools and Resources

What Counts: Financial Strategies Newsletter

Quarterly / Monthly Economic Update

Financial Tools

Marginal Cost of Funds Analytics

Blended Funding Model

Educational Programming

- May 21: "Achieving Improved Risk-Adjusted Investment Returns in a Low-Yield Environment"
- June 19 Panel Discussion: "Interest Rate Risk: Are you getting a straight answer?"
- Other 2013 topics: maintaining credit and rate-risk disciplines; portfolio strategies; building a high-performance financial services culture; balance sheet management

Community Investment Products

2013 Home$tart Program began April 1:

- $2.0 million of downpayment assistance available for qualifying households up to 80% of area median income, on a first-come, first-served basis
- First-time homebuyers until 1/3 of pool is allocated; all qualifying homebuyers thereafter

2013 Affordable Housing Program (AHP) funding round opened on May 15:

- $5.9 million for affordable rental and owner-occupied housing for projects serving households up to 80 percent of area median income
- Application available on our website at www.fhlbsea.com

20

Our Priorities in 2013

Q1 2013 Earnings Call 1. Member Focus: Fulfill the Seattle Bank’s mission by addressing the needs of its members. 2. Financial Strength: Maintain the financial viability and improve the risk profile of the Seattle Bank while gradually transitioning it to a desired “end-state” business model focused on advances and other core mission assets. 3. Quality Operations: Improve the Seattle Bank’s infrastructure to increase operational efficiency and effectiveness. 4. Engaged People: Devise and implement a plan to more fully engage employees at all levels to attract, retain, and develop a high-performance workforce. 5. Community Relationships: Support the Seattle Bank’s business initiatives and goals by developing and strengthening relationships with banking and housing industry stakeholders and encouraging their advocacy on behalf of the Seattle Bank cooperative and the FHLBank System. 2013 – 2017 Strategic Initiatives 22

Q1 2013 Earnings Call Our Mission As a cooperative, our mission is to serve as a reliable source of liquidity and funding for our members. Our members’ use of the cooperative – as active borrowers – is key to our long-term viability. Thank you for your continued support and use of the Federal Home Loan Bank of Seattle. 23